Exhibit 10.1

IMAC HOLDINGS, INC.

10% PROMISSORY NOTE

No. 1	March __, 2020
$_____	Brentwood, Tennessee

IMAC HOLDINGS, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of __________ with an address at ____________________, or registered assigns (the “Holder”), the principal amount of ____________ dollars ($_____), payable in full on the Maturity Date (as hereinafter defined), unless prepayments have been made by the Company pursuant to Section 1(d) hereof, in which case the outstanding balance hereon (if any) shall be payable in full on the Maturity Date, and to pay interest on the unpaid principal balance hereof from time to time at the rate of 10% per annum (calculated on the basis of a 365-day year) on the Maturity Date, all as hereafter further provided.

1. Payments.

(a) The “Maturity Date” shall be the date that is the earlier of (i) twenty-one (21) days after the date hereof or (ii) the receipt of cash proceeds from any equity offering or debt financing by the Company with gross proceeds exceeding $500,000.

(b) Interest on this Note shall accrue on the principal amount outstanding hereunder based upon the actual number of days elapsed from the date hereof, and shall be payable on the Maturity Date.

(c) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on such Maturity Date will be due and payable on the immediately preceding Business Day with the same force and effect as if made on the Maturity Date. “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Brentwood, Tennessee.

(d) The Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty.

(e) Payments of principal and interest on this Note shall be made by check sent to the Holder’s address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

2. No Collateral.

The payment of this Note and the Company’s obligations hereunder are not secured by any collateral. The Holder hereof is an unsecured creditor of the Company.

3. Remedies upon Default.

Upon the failure of the Company to make any payment when due to the Holder hereunder, which failure shall not be cured within ten (10) Business Days following the date that such payment is due, the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentment, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

4. Transfer.

(a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by the Holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender hereof to the Company or its duly authorized agent.

(b) The Holder acknowledges that it has been advised by the Company that this Note has not been registered under the Act, that the Note is being or has been issued on the basis of the statutory exemption provided by Section 4(a)(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company’s reliance thereon is based in part upon the representations made by the original Holder in accordance with the terms of this Note. The Holder acknowledges that such Holder has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer (collectively, “Transfer”), unless (i) the Transfer of the Note is registered under the Act, it being understood that the Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) the Transfer is exempt from registration under the Act and the Holder delivers an opinion of counsel in form and substance satisfactory to the Company and counsel for the Company that the Transfer is so exempt, and, in either case, that the Transfer is not restricted by applicable state securities laws.

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5. Miscellaneous.

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given; (i) if to the Company, at its address at 1605 Westgate Circle, Brentwood, Tennessee 37027, Attention: Mr. Jeffrey S. Ervin, Chief Executive Officer, (ii) if to the Holder, at its address set forth on the first page hereof or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 5(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5(a) shall be deemed given at the time of receipt thereof.

(b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses and in the case of loss, theft or destruction, indemnity as the Company shall, at its option, reasonably request and in form satisfactory to counsel for the Company, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

(c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

(d) This Note has been negotiated in the State of Tennessee and shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to principles governing conflicts of law.

(e) The parties irrevocably consent to the jurisdiction of the federal and state courts of the State of Tennessee in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to or in connection with this Note, or a breach of this Note or any such document or instrument.

(f) This Note may be amended, or any of its provisions waived (which amendment or waiver shall be binding upon all future Holders) only by written consent or consents executed by the Company and the Holder.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered as of the day and year first above written.

IMAC HOLDINGS, INC.

By:
Jeffrey S. Ervin
Chief Executive Officer

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